Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 2007 relating to the financial statement of National CineMedia, Inc., appearing in Registration Statement No. 333-137976 on Form S-1, as amended.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2006 relating to the financial statements of National CineMedia, LLC, appearing in Registration Statement No. 333-137976 on Form S-1, as amended.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2006 relating to the financial statements of Regal CineMedia Corporation, appearing in Registration Statement No. 333-137976 on Form S-1, as amended.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2006 relating to the financial statements of National Cinema Network, Inc. appearing in Registration Statement No. 333-137976 on Form S-1, as amended.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 12, 2007